Exhibit 99.2
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Important News From
                                ALTAIR NANOTECHNOLOGIES, INC.

For additional information:
Marty Tullio or Mark Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com
mark@mccloudcommunications.com


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                  ALTAIR NANOTECHNOLOGIES LICENSES RENAZORB(TM)
                           TO SPECTRUM PHARMACEUTICALS

  RenaZorb targets potential multi-billion dollar chronic kidney disease market

RENO, NV - January 31, 2005 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), announced today that a licensing agreement has been signed with California-based Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI), giving Spectrum the exclusive worldwide rights for human therapeutic and diagnostic applications to develop, market and sell its RenaZorb(TM) product line. Altair's RenaZorbTM products, which target an emerging billion dollar plus market, are for phosphate control in patients with Chronic Kidney Disease (CKD) and hyperphosphatemia, high phosphate levels in blood, associated with End Stage Renal Disease (ESRD). These products are non-aluminum, non-calcium-based phosphate binders, which utilize Altair's proprietary lanthanum nanomaterial technology.

Under the terms of the licensing agreement, an initial payment will be made consisting of restricted shares of Spectrum's common stock and a cash purchase by Spectrum of Altair common stock at a 100 percent premium to market price. Upon the successful completion of animal studies later this year confirming specified results, Spectrum will make an additional payment of restricted shares of Spectrum's common stock, for a projected total first year value of approximately $1.3 million. Although no further financial details have been disclosed, the terms of the licensing agreement follows industry norms for drug candidate licensing, with most of the potential consideration coming in the form of milestone payments and royalty rate payments over time. A multi-year collaborative research and development program between Altair and Spectrum is a component of the licensing agreement. Assuming a drug containing Renazorb receives timely FDA approval, the market for phosphate controlling drugs continues to grow at projected rates, and the product becomes a leader in the market place, the total revenues to Altair over the life of this agreement could exceed $100 million.

It is estimated that 340,000 people in the U.S. have ESRD and are on kidney dialysis. Worldwide sales of phosphate binders are estimated at $600 million to $750 million per year. This market is anticipated to grow significantly with the recommendation by the National Kidney Foundation's K/DOQI guideline which states that patients with Chronic Kidney Disease could benefit from beginning the use of phosphate binders during earlier stages of the disease. With the implementation of the K/DOQI guidelines by the healthcare industry, there would be the potential for an additional 8.4 million patients that many of which could benefit from phosphate binding therapy, driving the potential market to over one billion sales per year within the U.S. alone.

"Spectrum is known for its ability to rapidly assess preclinical research, clinical data, and the commercialization potential of drugs such as RenaZorb," commented Altair Nanotechnologies CEO Dr. Alan J. Gotcher. "Our team is pleased to be working with Spectrum and its people, who have a solid reputation and expertise in taking promising products through the complex development and


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regulatory approval process to successful commercialization. We are delighted to see RenaZorb, the first of our Life Sciences initiatives, attract an excellent commercial partner."

"This in-licensing of RenaZorb is an important step in our continued effort to build an extensive and well-diversified portfolio of product candidates that span all stages of development and address significant unmet medical needs," stated Rajesh Shrotriya, M.D., Chairman of the Board, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. "We are extremely pleased to establish this alliance with Altair. We look forward to advancing RenaZorb(TM) into clinical trials, and pursuing the appropriate regulatory strategy to maximize its potential."

"RenaZorb represents a new generation of high performance phosphate binding drugs that have promise of lowest dose in class and excellent patient compliance", stated Dr. Ravi Thadhani, M.D., Ph.D. Department of Medicine and Renal Unit, Massachusetts General Hospital, Boston MA, "The partnership between Altair and Spectrum is an excellent complementary marriage of leaders in their respective fields."

RenaZorb
RenaZorb is a lanthanum based phosphate binding drug compound that has demonstrated effective phosphate removal in laboratory and animal tests with excellent binding capacity. Based upon independent research and laboratory testing in simulated human stomach fluid, RenaZorb exhibited new performance standards and may potentially offer the following advantages over existing phosphate control drugs:

         - Lower dosage requirements due to higher phosphate binding levels per gram of drug and high selectivity for phosphate;

         - Fewer and less severe side effects due to lower dosage, less gassing and higher acid neutralization capacity; and

         -    Better patient compliance due to fewer tablets required per day.

ALTAIR NANOTECHNOLOGIES INC.
Altair Nanotechnologies, through product innovation, is a leading supplier of advanced ceramic nanomaterial technology worldwide. Altair Nanotechnologies has assembled a unique team of material scientists who, coupled with collaborative ventures with industry partners and leading academic centers, has pioneered an impressive array of intellectual property and product achievements.

Altair Nanotechnologies has developed robust proprietary technology platforms for manufacturing a variety of crystalline and non-crystalline nanomaterials of unique structure, performance, quality and cost. The company has a scalable manufacturing capability to meet emerging nanomaterials demands, with capacity today to produce hundreds of tons of nanomaterials.

The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for paints and coatings; titanium metal manufacturing, catalysts and water treatment; and alternative energy. For additional information on Altair and its nano-materials, visit www.altairnano.com.

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Altair  Nanotechnologies,  Inc.(R),  and RenaZorbTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that, in future human and other tests, Renazorb may not exhibit expected phosphate binding capacity in order to permit lower dosages, may exhibit serious side effects or may otherwise not prove competitive with existing phosphate binding drugs; that key applications for key patents related to Renazorb may be denied; that for political, technical, financial, competitive or other reasons, drug products containing Renazorb may not receive approval from the FDA or comparable European and Asian regulatory authorities and enter into the market; and that even if drug products containing Renazorb enter into the market, sales may not reach expected levels for one or more reasons, including competition, ineffectiveness, serious side effects, public relations issues, subsequent introduction of a superior product or a withdrawal of approval one of more regulatory agencies. Any statements regarding the potential value to Altair of this license agreement assume that regulatory approval is obtained for products using Renazorb in the United States within 4-5 years and in major European and Asian markets reasonably soon thereafter, that such products become one of the two leading drugs for phosphate control worldwide and that the market for phosphate controlling drugs continues to grow at projected rates. There is a significant risk that, for the reasons set forth in this paragraph and other reasons, one or more of those assumptions may prove to be materially inaccurate. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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